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                                    BY-LAWS

                                       OF

                            DANIEL INDUSTRIES, INC.

                     (as amended through February 25, 1994)


                                   Article I

                            Meetings of Stockholders

               Section 1.1. Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors.

               Section 1.2. Annual Meetings. The annual meeting of stockholders shall be held at such date and time as shall be determined from time to time by the Board of Directors. The annual meeting shall be held for the purpose of electing directors in accordance with Article X of the Certificate of Incorporation and transacting such other business as may be properly brought before the meeting.

               Section 1.3. Special Meetings. Special meetings of stockholders may be called only by the Board of Directors. The Board of Directors shall determine the date and time of each special meeting of stockholders. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of that meeting.





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               Section 1.4.  Notice of Meetings.  Written notice of each
meeting of stockholders, stating the time and place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting, within the time prescribed by statute.

               Section 1.5. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders except as otherwise provided by statute. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

               Section 1.6. Voting. When a quorum is present or represented at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters, including the election of directors, unless the matter is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and





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control the decision of that matter.  Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred.

               Section 1.7. Consents of Stockholders. As provided in Article VI of the Certificate of Incorporation, the right of stockholders of the corporation to take action by a consent in writing is denied.

                                   Article II

                               Board of Directors

               Section 2.1. Powers. The business and affairs of the corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws required to be exercised or done by the stockholders.

               Section 2.2. Number and Classification. The number of directors shall be fixed in the manner provided by, and the directors shall be divided into classes in accordance with, Article X of the Certificate of Incorporation. The number of directors so fixed shall constitute





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the total number of directors of the corporation.  By the affirmative vote of not less than 80% of the number of directors of the corporation in office at the time, the directors may appoint advisory directors. Advisory directors will be entitled to attend and participate at meetings of the Board of Directors but shall not be entitled to vote on any matter submitted to directors or to exercise any other power vested in a director. Advisory directors shall not constitute directors of the corporation and shall have none of the duties of directors to the corporation. Any advisory director may be removed without cause by the affirmative vote of not less than 80% of the number of directors of the corporation in office at the time. Advisory directors shall be compensated in accordance with Section 2.9 of these by-laws.

               Section 2.3. Removal. A director may not be removed except in accordance with Article X of the Certificate of Incorporation.

               Section 2.4. Annual Meetings. The annual meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders. However, if a majority of the whole Board of Directors shall so consent in writing, such regular meeting may be held at such time and place as shall be fixed by such consent, and the Secretary shall give notice of such regular meeting, stating such time and place, in the manner required by these by-laws.

               Section 2.5. Other Meetings. Other meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any two directors. Except as provided in Section 2.4 of these by-laws, notice of each meeting of the Board of Directors





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stating the time and place of the meeting shall be given not less than seventy-two hours before the time of the meeting, by or at the direction of the person or persons calling the meeting, to each director. If the person or persons calling the meeting shall instruct the Secretary or any Assistant Secretary to give such notice, then the Secretary or such Assistant Secretary shall promptly do so in the manner required by these by-laws.

               Section 2.6. Waiver of Notice. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               Section 2.7. Quorum. A majority of the total number of directors, determined in accordance with Section 2.2 of these by-laws, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors unless the Certificate of Incorporation or these by-laws shall require a vote of a greater number of directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.





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               Section 2.8.  Action by Consent of Directors.  Any action
required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

               Section 2.9. Compensation of Directors. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to fix the compensation of all directors for services to the corporation as directors, as members of one or more committees of the Board of Directors, as officers, or otherwise.

                                  Article III

                            Committees of Directors

               Section 3.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.





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               Section 3.2.  Meetings of and Action by Committees.  Except as
otherwise provided in the resolution pursuant to which a particular committee of the Board of Directors was designated, (i) meetings of such committee may be held within or without the State of Delaware and may be called by any member thereof, (ii) notice of each meeting of such committee stating the time and place of the meeting shall be given not less than forty-eight hours before the time of the meeting, by or at the direction of the person or persons calling the meeting, to each member of such committee, and if the person or persons calling the meeting shall instruct the Secretary or any Assistant Secretary to give such notice, then the Secretary or such Assistant Secretary shall promptly do so in the manner required by these by-laws, (iii) attendance of a director at any meeting of such committee shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened, (iv) neither the business to be transacted at, nor the purpose of, any meeting of such committee need be specified in the notice or waiver of notice of such meeting, (v) at all meetings of such committee, a majority of the number of directors comprising such committee, as fixed by such resolution, shall constitute a quorum for the transaction of business, (vi) the vote of a majority of the members present at a meeting of such committee at which there is a quorum shall be the act of such committee, and (vii) if a quorum shall not be present at any meeting of such committee, a majority of the members present at such meeting may adjourn such meeting from time to time, without notice other than announcement at such meeting, until





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a quorum shall be present.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may amend or repeal the resolution pursuant to which any committee of the Board of Directors was designated, may remove any member of any committee, and may fill any vacancy occurring on any committee. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested to do so.

               Section 3.3. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

                                   Article IV

                                     Notice

               Section 4.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the





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stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business or home address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

               Section 4.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   Article V

                                    Officers

               Section 5.1. Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint other officers and agents, including Assistant Secretaries and Assistant Treasurers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices, other than the offices of President and Secretary, may be held by the same person.

               Section 5.2. Term of Office. Each officer shall hold office until his successor is elected by the Board of Directors or until his earlier death, resignation or removal from office.





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               Section 5.3.  Removal and Resignation.  Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the Board of Directors whenever, in its sole judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 5.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation or removal from office may be filled only by the Board of Directors.

               Section 5.5. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving a salary by reason of his also being a director.

               Section 5.5. Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the corporation, and the person last so designated shall be the Chief Executive Officer of the corporation until a successor Chief Executive Officer is designated by the Board of Directors or until such person ceases to hold the office held by him at the time of such designation. The Chief Executive Officer shall be the principal executive officer of the corporation for purposes





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of all filings by the corporation with the United States Securities and
Exchange Commission, shall preside at all meetings of stockholders, shall have general and active management of the business of the corporation, and shall see that all resolutions of the Board of Directors are carried into effect. The Board of Directors may change the designation of Chief Executive Officer at any time, but no such change shall constitute removal of any person from the office of Chairman of the Board of Directors or President, as the case may be. If the Chairman of the Board of Directors shall have been last designated as Chief Executive Officer, then in the absence or disability of the Chairman of the Board of Directors, the President shall perform the duties and have the authority of the Chief Executive Officer. If the President shall have been last designated as Chief Executive Officer, then in the absence or disability of the President, the Chairman of the Board of Directors shall perform the duties and have the authority of the Chief Executive Officer.

               Section 5.6. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and he shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws. If the Chairman of the Board of Directors shall have been last designated as Chief Executive Officer, then he also shall have the authority and perform the duties appertaining to that designation, as specified in Section 5.5 of these by-laws.





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               Section 5.7.  President.  The President shall be the Chief
Operating Officer of the corporation, and he shall have general supervision of the day-to-day operations of the corporation's several industry segments. Unless the Board of Directors shall have designated a particular officer of the corporation as Chief Financial Officer, then the President shall be the Principal Financial Officer of the corporation for purposes of all filings by the corporation with the United States Securities and Exchange Commission. The President shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws. If the President shall have been last designated as Chief Executive Officer, then he also shall have the authority and perform the duties appertaining to that designation, as specified in
Section 5.5 of these by-laws.

               Section 5.8. Vice Presidents. The Vice Presidents shall have such authority and perform such duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws or as the Chairman of the Board of Directors or the President may from time to time delegate. The Board of Directors may, at the time of the election of any Vice President of the corporation, designate such Vice President a "Senior Vice President" or "Executive Vice President" of the corporation or designate such Vice President by reference to a principal business function, such as "Finance" or "Administration".

               Section 5.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all of the proceedings of such meetings in minute books to be kept for that purpose. If any member of any committee of the





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Board of Directors shall so request, the Secretary shall perform like duties in respect of the proceedings of meetings of such committee. If requested by any person or persons having authority to call such a meeting, the Secretary shall give, or cause to be given, notice of each meeting of the Board of Directors and notice of each meeting of stockholders, such notice to be given promptly in the manner required by these by-laws. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it. The Secretary shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws or as the Chief Executive Officer may from time to time delegate.

               Section 5.10. Assistant Secretary. The Assistant Secretary shall, in the absence or disability of the Secretary, have the authority and perform the duties of the Secretary. He shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws or as the Secretary may from time to time delegate.

               Section 5.11. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation





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as and when ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and to the Board of Directors, when the Chief Executive Officer or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws or as the Chief Executive Officer may from time to time delegate.

               Section 5.12. Assistant Treasurer. The Assistant Treasurer shall, in the absence or disability of the Treasurer, have the authority and perform the duties of the Treasurer. He shall have such other authority and perform such other duties as may be determined from time to time by resolution of the Board of Directors not inconsistent with these by-laws or as the Treasurer may from time to time delegate.

                                   Article VI

                              Checks and Deposits

               Section 6.1. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.





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               Section 6.2.  Deposits.  All funds of the corporation not
otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  Article VII

                             Certificates of Stock

               Section 7.1. Issuance. Each stockholder of the corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, provided that such signatures may be facsimile. All certificates surrendered to the corporation's transfer agent for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance of shares of Preferred Stock of the corporation of a particular series, certificates shall not be issued representing fractional shares of stock.





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               Section 7.2.  Lost Certificates.  The Board of Directors may
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

               Section 7.3. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  Article VIII

                                   Dividends





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               Section 8.1.  Declaration.  Dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock.

               Section 8.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation.

                                   Article IX

                                Indemnification

               Section 9.1. Third Party Actions. The corporation shall indemnify any natural person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to





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be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               Section 9.2.  Actions by or in the Right of the Corporation.
The corporation shall indemnify any natural person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view





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of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 9.3. Determination of Conduct. The determination whether an officer, director or agent has met the applicable standard of conduct set forth in Sections 9.1 and 9.2 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               Section 9.4. Payment of Expenses in Advance. Expenses incurred by an officer, director or agent in defending a civil or criminal action, suit or proceeding for which such person may be entitled to indemnity under this
Article IX shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified under this
Article IX.

               Section 9.5. Definitions. For purposes of this Article IX, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or who was a director or officer of such constituent





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corporation, or is or was serving at the request of such constituent corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries in the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article IX.

               Section 9.6. Indemnity Not Exclusive. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.





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               Section 9.7.  Continuation.  The indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section 9.8. No Further Authorization Required. This Article IX is intended to make mandatory the indemnification permitted by Section 145 of the Delaware General Corporation Law. This Article IX shall be deemed to constitute the authorization required by subsection (d) of said Section 145, and no further authorization by the Board of Directors or the stockholders of the corporation shall be necessary in any specific case if the indemnification or advancement of expenses referred to in this Article IX is, by the terms of this Article IX, required to be afforded in that case.

                                   Article X

                 By-Law Amendments; Application of Section  203
                    of the Delaware General Corporation Law

               Section 10.1. Certificate of Incorporation to Govern. These by-laws may not be adopted, amended or repealed otherwise than in accordance with Article VI of the Certificate of Incorporation, provided that Section 10.2 of these by-laws may not be further amended by the Board of Directors.

               Section 10.2. No Application of Section 203. The corporation hereby expressly elects not to be governed by Section 203 of the Delaware General Corporation Law entitled "Business Combinations with Interested Stockholders".





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